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                                                                      EXHIBIT 5


                      [BOGLE & GATES P.L.L.C. LETTERHEAD]




LAW OFFICES                Two Union Square                   Anchorage
                           601 Union Street                   Bellevue
                           Seattle, Washington  98101-2346    Portland
                                                              Tacoma
                           Main Office:     (206) 682-5151    Vancouver, B.C.
                           Facsimile:       (206) 621-2660    Washington, D.C.
                           Direct Dial:     (206) 621-1507



                                                             October 30, 1996


CD Radio Inc.
Sixth Floor, 1001 22nd Street, N.W.
Washington, D.C.  20037

Ladies and Gentlemen:

                 We are delivering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of CD Radio Inc. (the "Company") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an aggregate of 350,000 shares, par value $0.001 per share, of common stock of the Company (the "Shares"). The Shares are to be offered pursuant to the terms of the CD Radio Inc. 1994 Stock Option Plan and/or the CD Radio Inc. Amended and Restated 1994 Directors' Nonqualified Stock Option Plan (the "Plans") to participants in the Plans (the "Participants").

                 We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments relating to the authorization and issuance of the Shares, and have made such investigations of law, as we have deemed necessary and advisable.

                 Based upon the foregoing and having due regard for such legal questions as we have deemed relevant, we are of the opinion that:

                 The Shares have been duly authorized and, when issued, delivered and sold by the Company and paid for by the Participants, pursuant to the terms of the Plans, will constitute duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to
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CD Radio Inc.
October 30, 1996
Page 2


the reference to our firm in the summary of the Plans provided to the Participants, which, together with the documents incorporated by reference in the Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                        Very truly yours,

                                        BOGLE & GATES P.L.L.C.